UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): December 21, 2004

                       TEMPORARY FINANCIAL SERVICES, INC.
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             (Exact name of registrant as specified in its charter)


         Washington                     333-60326               91-2079472
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(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                     Identification No.)


200 North Mullan Road, Suite 213, Spokane, Washington              99223
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      Address of principal executive offices                     Zip Code


Registrants telephone number, including area code: 509-340-0273


                                      N.A.
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         (Former name or former address, if changes since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencment communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencment communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Section 2 - Financial Information
Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 20, 2004, the Company converted its remaining financial assets to cash. The conversion was undertaken in connection with a proposed reverse acquisition of Toolbuilders Laboratories, Inc. (see Item 8.01). As a result of the conversion, the Company now has $1,650,570 in cash and approximately $540 in liabilities. The cash will be applied to the business of Toolbuilders Laboratories, Inc. if the reverse acquisition is closed.

The financial assets of the company consisted of three notes receivable. The aggregate principal balance on the three notes was $1,481,297.84 and the notes were converted at the remaining balance due as of the date of conversion. The Board of Directors considered the terms of the notes, the remaining principal balances due, and payment histories of the borrowers and determined that the value of the financial instruments were the balances owed. The Board of Directors considered the price paid to be fair in the circumstances. The assets were purchased by John R. Coghlan, an officer, director, and controlling shareholder of Temporary Financial Services, Inc. The full purchase price for the assets was paid in cash on the date of conversion.

The conversion of the financial assets to cash was considered a necessary step to facilitate a reverse acquisition.

Section 8 - Other Events
Item 8.01 Other Events.

On December 21, 2004, Temporary Financial Services, Inc. (OTCBB: TPFS) entered into a non-binding letter of intent to acquire Toolbuilders Laboratories, Inc. ("TBL"), a Washington corporation. TBL is engaged in the business of inventing, designing, engineering and producing software products. TBL's flagship product, the Sempre(TM) Series, is an automated software source code analyzer which finds and repairs source code errors that could result in security vulnerabilities.

TPFS and TBL expect to enter into a definitive Stock for Stock Exchange Agreement in January, 2005. It is anticipated that the Definitive Agreement will result in a change of control of TPFS with the TBL shareholders owning 70% of TPFS and the current shareholders of TPFS holding the remaining 30% of TPFS after the transaction. The transaction is expected to provide approximately $1,600,000 cash to be used by TBL to further the commercialization of the Sempre Series and other software products currently in development by TBL.

When the transaction is closed, the officers and directors of TPFS will resign and new officers and directors will be appointed by the shareholders of TBL. A subsequent Form 8-K filing will be made upon signing the definitive acquisition agreement

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Temporary Financial Services, Inc.              December 27, 2004

/s/ Brad E. Herr, Secretary
Brad E. Herr, Secretary